Exhibit 99.1

News From Aon

Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485

For immediate release

Aon Completes Merger with Hewitt Associates

Aon Hewitt Ready to Serve Clients on Day One

CHICAGO, October 1, 2010 — Aon Corporation (NYSE:AON) today announced that it has completed its merger of Hewitt Associates, Inc. with a subsidiary of Aon, creating Aon Hewitt, the world’s premier human capital solutions firm.

“The completion of this merger marks yet another important milestone in the history of Aon and is an industry-changing event that will create new standards in the human capital space,” said Greg Case, president and chief executive officer of Aon. “Through Aon Hewitt, we will provide our clients with a broader portfolio of innovative products and services focused on what we believe are two of the most important topics facing today’s global economy — risk and people.”

Russ Fradin, chairman and chief executive officer of Aon Hewitt, added, “As Aon Hewitt, we are a stronger, more global industry leader, bringing innovative solutions and insights to organizations wherever they do business. Our focus remains constant—to serve clients exceptionally well every day. Clients can be confident Aon Hewitt has the expertise and experience to serve as a true partner, helping them with their most pressing business challenges.”

Aon believes Aon Hewitt creates a global leader in human capital solutions and services, benefiting clients, colleagues and stockholders in several ways, including:

Aon Hewitt revenues of $4.3 billion and 29,000 colleagues globally. Combined revenues for fiscal year 2009 consist of 49% from consulting services, 40% from benefits administration and 11% from HR business process outsourcing, creating more resources for colleagues and more opportunities to distinctively serve clients with capabilities in greater than 120 countries around the world;

Leading global brand and client service recognition worldwide. Premier Hewitt brand will be leveraged along with Aon’s client recognition to be leading employee benefits consulting firm;

Complementary product and service portfolio across consulting, benefits administration and HR business process outsourcing. Product portfolio will provide for significant cross-sell opportunities including the marketing of Hewitt’s benefits administration and HR business process outsourcing services to Aon’s clients, as well as the marketing of Aon’s industry-leading risk services product portfolio to Hewitt’s clients;

Diversified presence across large corporate and middle market. The combined client base will provide significant cross-sell opportunities to leverage Hewitt’s predominantly large corporate client base with Aon’s predominantly middle market client base;

Cost savings and operational efficiencies. The transaction is expected to generate approximately $355 million in annual cost savings across Aon Hewitt in 2013, primarily from reduction in back-office areas, public company costs, management overlap and leverage of technology platforms;

Expect to achieve a long-term operating margin in Aon Hewitt of 20%. Primarily through anticipated synergies and greater economies of scale, Aon Hewitt expects to deliver improved operational performance and a long-term operating margin of 20%;

Expect to create $1.5 billion of stockholder value. Strong cash flow generation of Hewitt, combined with expected synergies from the combination, are expected to deliver $1.5 billion of value creation for stockholders on a discounted cash flow basis, after subtracting the purchase price of the transaction.

About Aon
Aon Corporation (NYSE: AON) is the leading global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting.  Through its more than 59,000 colleagues worldwide, Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions.  Aon’s industry-leading global resources and technical expertise are delivered locally through more than 500 offices in more than 120 countries. Named the world’s best broker by Euromoney magazine’s 2008 and 2009 Insurance Survey, Aon also ranked highest on Business Insurance’s listing of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues in 2008 and 2009. A.M. Best deemed Aon the number one insurance broker based on brokerage revenues in 2007, 2008, and 2009, and Aon was voted best insurance intermediary, best reinsurance intermediary and best employee benefits consulting firm in 2007, 2008 and 2009 by the readers of Business Insurance.  For more information on Aon, log onto www.aon.com.

Safe Harbor Statement
This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; funding of Aon’s various pension plans; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon or Hewitt; the extent to which Aon and Hewitt retain existing clients and attract new businesses; the extent to which Aon and Hewitt manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon and Hewitt currently provide, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon and Hewitt operate, particularly given the global scope of Aon’s and Hewitt’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon and Hewitt do business; and the ability to realize the anticipated benefits to Aon of the Benfield merger.  Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”).  See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

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